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                                                                    Exhibit 2.05
                            Support/Voting Agreement
                            ------------------------



                                December 2, 2000


Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017

          Re:  Support/Voting Agreement
               ------------------------

Dear Sirs:

          The undersigned understands that Cardinal Health, Inc. ("Cardinal"),
                                                                   --------
Brick Merger Corp., a wholly owned subsidiary of Cardinal ("Subcorp"), and
                                                            -------
Bindley Western Industries, Inc. ("BWI") are entering into an Agreement and Plan
                                   ---
of Merger, dated the date hereof (the "Agreement"), providing for, among other
                                       ---------
things, a merger between Subcorp and BWI (the "Merger") in which all of the
                                               ------
outstanding shares of capital stock of BWI will be exchanged for common shares, without par value, of Cardinal.

          The undersigned is a shareholder of BWI (the "Shareholder") and is
                                                        -----------
entering into this letter agreement to induce you to enter into the Agreement and to consummate the transactions contemplated thereby. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Agreement.

          The Shareholder confirms its agreement with you as follows:

          1. The Shareholder represents, warrants and agrees that Schedule I annexed hereto sets forth all of the shares of the capital stock of BWI of which the Shareholder or any of its controlled affiliates (its "Controlled
                                                          ----------
Affiliates"; "controlled" and "affiliates" as defined under the Securities
----------
Exchange Act of 1934, as amended) is the record or beneficial owner (collectively, the "Shares") and that the Shareholder and its Controlled
                    ------
Affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except for the Shares set forth in Schedule I, neither the Shareholder nor any of its Controlled Affiliates own or hold any rights to acquire any additional shares of the capital stock of BWI (other than pursuant to BWI Options) or any interest therein or any voting rights with respect to any additional shares.

          2. The Shareholder agrees that all of the Shares beneficially owned by the Shareholder or its Controlled Affiliates (except shares subject to unexercised stock options), or over which the Shareholder or any of its Controlled Affiliates has voting power or control,
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directly or indirectly (including any common shares of BWI acquired after the date hereof), at the record date for any meeting of BWI Shareholders called to consider and vote to approve the Merger and the Agreement and/or the transactions contemplated thereby will be voted by the Shareholder or its Controlled Affiliates in favor the Merger and the Agreement and the transactions contemplated thereby. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. The Shareholder shall deliver to Cardinal upon request a proxy substantially in the form attached hereto as Annex A, which proxy shall be irrevocable and coupled with an interest (but subject to termination in the event this letter agreement is terminated), with the total number of such Shareholder's Shares correctly indicated thereon. The Shareholder shall also use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this letter agreement.

          3. After the date hereof, the Shareholder agrees that the obligations under this letter agreement may not be avoided by the Shareholder or any of its subsidiaries by depositing any Shares in a voting trust or otherwise transferring any voting interest in any Shares, by agreement or otherwise, except for transfers subject to the terms of this letter agreement, and any such Shares shall be voted in compliance with the terms of this letter agreement.

          4. The Shareholder agrees to, and will cause any company, trust or other entity controlled by the Shareholder to, and will cause its Controlled Affiliates to, cooperate fully with you in connection with the Agreement and the transactions contemplated thereby. The Shareholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will not permit any of its Controlled Affiliates to, directly or indirectly (including through its directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving BWI, or acquisition of any capital stock (other than upon exercise of BWI Options which are outstanding as of the date hereof) or a material amount of the assets of BWI and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by BWI of any material assets or capital stock of any other person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to BWI and its subsidiaries, taken as a whole), or any combination of the foregoing (a "Competing
                                                           ---------
Transaction"), or negotiate, explore or otherwise engage in discussions with
-----------
any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall prevent the Shareholder from taking any action, after having notified Cardinal thereof, or omitting to take any action solely as a member of the Board of Directors of BWI required so as not to violate such Shareholder's fiduciary obligations as a Director after consultation with outside counsel.

                                      -2-
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          5.  The Shareholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of BWI or any BWI subsidiary on, of or affecting the Shares of such Shareholder, (b) such Shareholder purchases or otherwise acquires beneficial ownership of any shares of capital stock of BWI or any BWI subsidiary after the execution of this letter agreement (including by conversion), or (c) such Shareholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of BWI or any BWI subsidiary other than the Shares (collectively, "New Shares"), such Shareholder shall deliver promptly to
                       ----------
Cardinal upon request an irrevocable proxy substantially in the form attached hereto as Annex A (but subject to termination in the event this letter agreement is terminated) with respect to such New Shares. The Shareholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Shareholder on the date hereof.

          6. The Shareholder shall execute and deliver on a timely basis a letter agreement substantially in the form of Exhibit A to the Merger Agreement, when and if requested by you prior to the Effective Time.

          7. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

          8. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

          9. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Indiana. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any state or federal court sitting in Indiana.

          10. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Indiana and to the jurisdiction of the United States District Court for the Southern District of Indiana, for the purpose of any action or proceeding arising out of or relating to this letter agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in Indiana. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

                                      -3-
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          11.  Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain and deliver to Cardinal the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

          12. This letter agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter hereof.


          This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Agreement is terminated and (ii) the Effective Time. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.


                              Very truly yours,



                              By:   /s/ Michael D. McCormick
                                   -------------------------------

Confirmed on the date
first above written.

Cardinal Health, Inc.



By:   /s/ Brendan A. Ford
     -------------------------